Exhibit 99.1

Contact: Drew Babin, CFA, CMA
Head of Financial Strategy and Investor Relations
Medical Properties Trust, Inc.
(646) 884-9809
dbabin@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS FIRST QUARTER RESULTS

Results Consistent with Expectations Following Mid-Quarter Debt Refinancing

Birmingham, AL – May 1, 2025 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the first quarter ended March 31, 2025, as well as certain events occurring subsequent to quarter end.

•

Net loss of ($0.20) and Normalized Funds from Operations (“NFFO”) of $0.14 for the 2025 first quarter on a per share basis. First quarter net loss includes approximately $73 million ($0.12 per share) in impairments and fair market value adjustments related to Prospect Medical Group (“Prospect”) and PHP Holdings (“PHP”);

•	Realized a 2.3% weighted average year-over-year inflation-based rent escalator for stabilized tenants;

•	Commenced scheduled collection of cash rent from replacement operators at hospitals in Florida, Texas, and Louisiana;

•

Completed a well-oversubscribed private offering of more than $2.5 billion of senior secured notes due in 2032 at a blended coupon rate of 7.885% and simultaneously amended its approximately $1.3 billion revolving line of credit, with a fully extended (at MPT’s option) maturity, in June 2027, to share in the related collateral; and

•	Paid a regular quarterly dividend of $0.08 per share in April.

Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer, said, “Our first quarter transactions and results are the culmination of two years of successful efforts to reduce debt, extend maturities, capture unrealized value and re-tenant hospital real estate at attractive and sustainable rents. MPT is well positioned to grow earnings from our existing in-place real estate portfolio, access capital for accretive growth in a uniquely attractive market and deliver growing dividends and other returns to our shareholders.”

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, operating results, and reconciliations of net loss to NFFO, including per share amounts, all on a basis comparable to 2024 results.

PORTFOLIO UPDATE

Medical Properties Trust has total assets of approximately $14.9 billion, including $8.7 billion of general acute facilities, $2.4 billion of behavioral health facilities and $1.6 billion of post-acute facilities. As of March 31, 2025, MPT’s portfolio included 393 properties and approximately 39,000 licensed beds leased to or mortgaged by 53 hospital operating companies across the United States as well as in the United Kingdom, Switzerland, Germany, Spain, Finland, Colombia, Italy and Portugal.

Across regions and asset types, operators are reporting solid top-line growth and stable EBITDARM coverage on both a year-over-year and sequential basis.

In Europe, hospitals continue to benefit from strong reimbursement and patient acuity trends. In the United Kingdom, three operators in MPT’s portfolio have been nominated for Health Investors’ Private Hospital Group of the Year – Circle Health, Priory, and Ramsay. In April, MPT agreed to fund its pro rata share of a modest new investment made by Infracore, its Swiss joint venture.

Performance in the United States continues to be driven by increased admissions in both general acute care facilities and behavioral care settings.

MPT remains encouraged by the performance of the new tenants to which it has transferred the operations of properties in Florida, Texas, Arizona, Louisiana and Pennsylvania. These operators remain focused on ramping capacity, driving higher volumes, and upgrading facilities. Through the first quarter, and with the exception of approximately $100,000 in rent related to two Ohio facilities, MPT has collected all cash rent owed by these tenants.

Prospect’s in-court restructuring process which commenced in January remains underway. In March, the Bankruptcy Court approved a settlement agreement between MPT, Prospect and certain other parties that will enable Prospect to sell its hospitals and the related real estate with MPT’s cooperation. First quarter impairments and fair market value adjustments related to Prospect and PHP are based on third party appraisals and approved restructuring terms, and MPT’s actual recoveries may ultimately differ from the adjusted book values.

OPERATING RESULTS

Net loss for the first quarter ended March 31, 2025 was ($118 million) (($0.20) per share), compared to a net loss of ($876 million) (($1.46) per share) in the year earlier period.

NFFO for the first quarter ended March 31, 2025 was $81 million ($0.14 per share), compared to $142 million ($0.24 per share) in the year earlier period. Compared to 2024’s fourth quarter results, NFFO for 2025’s first quarter reflects an increase in interest expense approximating $14 million ($0.025 per share) related to the previously described $2.5 billion secured notes financing and a decrease in cash rent due to a catch-up of $10 million ($0.015 per share) cash rent received from an in-default tenant late in 2024’s fourth quarter.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for May 1, 2025 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2025. The dial-in numbers for the conference call are 800-715-9871 (North America) and 646-307-1963 (International) along with passcode 5278552. The conference call will also be available via webcast in the Investor Relations section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion. The telephone replay will be available through May 8, 2025, using dial-in numbers 800-770-2030 (North America) and 609-800-9909 (International) along with passcode 5278552. The webcast replay will be available for one year following the call’s completion on the Investor Relations section of the Company’s website.

The Company’s supplemental information package for the current period will also be available on the Company’s website in the Investor Relations section.

The Company uses, and intends to continue to use, the Investor Relations page of its website, which can be found at www.medicalpropertiestrust.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investor Relations page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 393 facilities and approximately 39,000 licensed beds in nine countries and across three continents as of March 31, 2025. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, asset sales and other liquidity transactions (including the use of proceeds thereof), expected re-tenanting of facilities and any related regulatory approvals, and expected outcomes from Prospect’s Chapter 11 restructuring process. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that the outcome and terms of the bankruptcy restructuring of Prospect will not be consistent with those anticipated by the Company; (ii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (iii) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (iv) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (v) MPT’s ability to obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact its ability to pay down, refinance, restructure or extend its indebtedness as it becomes due, or pursue acquisition and development opportunities; (vi) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (vii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (viii) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; and (ix) the risks and uncertainties of litigation or other regulatory proceedings.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

# # #

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	March 31, 2025	December 31, 2024
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$11,506,407	$11,259,842
Investment in financing leases	1,004,228	1,057,770
Real estate held for sale	22,754	34,019
Mortgage loans	121,442	119,912

Gross investment in real estate assets	12,654,831	12,471,543
Accumulated depreciation and amortization	(1,497,033)	(1,422,948)

Net investment in real estate assets	11,157,798	11,048,595
Cash and cash equivalents	673,482	332,335
Interest and rent receivables	26,695	36,327
Straight-line rent receivables	755,585	700,783
Investments in unconsolidated real estate joint ventures	1,189,238	1,156,397
Investments in unconsolidated operating entities	418,074	439,578
Other loans	127,279	109,175
Other assets	505,729	471,404

Total Assets	$14,853,880	$14,294,594

Liabilities and Equity
Liabilities
Debt, net	$9,465,400	$8,848,112
Accounts payable and accrued expenses	451,269	454,209
Deferred revenue	25,481	29,445
Obligations to tenants and other lease liabilities	149,652	129,045

Total Liabilities	10,091,802	9,460,811
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding - 600,595 shares at March 31, 2025 and 600,403 shares at December 31, 2024	600	600
Additional paid-in capital	8,590,422	8,584,917
Retained deficit	(3,825,178)	(3,658,516)
Accumulated other comprehensive loss	(4,820)	(94,272)

Total Medical Properties Trust, Inc. stockholders’ equity	4,761,024	4,832,729
Non-controlling interests	1,054	1,054

Total Equity	4,762,078	4,833,783

Total Liabilities and Equity	$14,853,880	$14,294,594

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2025	March 31, 2024
Revenues
Rent billed	$165,190	$199,299
Straight-line rent	40,127	44,736
Income from financing leases	9,905	16,393
Interest and other income	8,577	10,888

Total revenues	223,799	271,316
Expenses
Interest	115,801	108,685
Real estate depreciation and amortization	64,572	75,586
Property-related (A)	7,035	4,818
General and administrative	41,911	33,348

Total expenses	229,319	222,437
Other (expense) income
Gain (loss) on sale of real estate	8,059	(1,423)
Real estate and other impairment charges, net	(76,102)	(693,088)
Earnings from equity interests	13,986	10,549
Debt refinancing and unutilized financing costs	(3,796)	—
Other (including fair value adjustments on securities)	(45,206)	(229,345)

Total other expense	(103,059)	(913,307)

Loss before income tax	(108,579)	(864,428)
Income tax expense	(9,437)	(10,949)

Net loss	(118,016)	(875,377)
Net income attributable to non-controlling interests	(259)	(248)

Net loss attributable to MPT common stockholders	$(118,275)	$(875,625)

Earnings per common share - basic and diluted:
Net loss attributable to MPT common stockholders	$(0.20)	$(1.46)

Weighted average shares outstanding - basic	600,594	600,304
Weighted average shares outstanding - diluted	600,594	600,304
Dividends declared per common share	$0.08	$—

(A)

Includes $1.9 million and $2.3 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended March 31, 2025 and 2024, respectively.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Loss to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2025	March 31, 2024
FFO information:
Net loss attributable to MPT common stockholders	$(118,275)	$(875,625)
Participating securities’ share in earnings	(117)	—

Net loss, less participating securities’ share in earnings	$(118,392)	$(875,625)

Depreciation and amortization	76,891	94,243
(Gain) loss on sale of real estate	(8,059)	1,423
Real estate impairment charges	65,683	—

Funds from operations	$16,123	$(779,959)

Other impairment charges, net	13,898	694,905
Litigation, bankruptcy and other costs	10,047	5,870
Share-based compensation (fair value adjustments) (A)	9,527	—
Non-cash fair value adjustments	26,609	221,276
Tax rate changes and other	1,102	(307)
Debt refinancing and unutilized financing costs	3,796	—

Normalized funds from operations	$81,102	$141,785

Certain non-cash and related recovery information:
Share-based compensation (A)	$8,138	$7,633
Debt costs amortization	$6,006	$4,839
Non-cash rent and interest revenue (B)	$—	$—
Cash recoveries of non-cash rent and interest revenue (C)	$526	$5,748
Straight-line rent revenue from operating and finance leases	$(42,619)	$(47,246)
Per diluted share data:
Net loss, less participating securities’ share in earnings	$(0.20)	$(1.46)

Depreciation and amortization	0.13	0.16
(Gain) loss on sale of real estate	(0.01)	—
Real estate impairment charges	0.11	—

Funds from operations	$0.03	$(1.30)

Other impairment charges, net	0.02	1.16
Litigation, bankruptcy and other costs	0.02	0.01
Share-based compensation (fair value adjustments) (A)	0.02	—
Non-cash fair value adjustments	0.04	0.37
Tax rate changes and other	—	—
Debt refinancing and unutilized financing costs	0.01	—

Normalized funds from operations	$0.14	$0.24

Certain non-cash and related recovery information:
Share-based compensation (A)	$0.01	$0.01
Debt costs amortization	$0.01	$0.01
Non-cash rent and interest revenue (B)	$—	$—
Cash recoveries of non-cash rent and interest revenue (C)	$—	$0.01
Straight-line rent revenue from operating and finance leases	$(0.07)	$(0.08)

Notes:

Investors and analysts following the real estate industry utilize funds from operations (“FFO”) as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the “Earnings from equity interests” line on the consolidated statements of income.

(A)

Total share-based compensation expense is $17.7 million for the quarter ended March 31, 2025 (including certain awards that are to be settled in cash). Cash-settled awards are typically recorded in accordance with GAAP at fair value and measured at each balance sheet date until settlement. The resulting fluctuations, which are primarily driven by changes in our stock price rather than operational performance, can introduce significant volatility in our earnings. To enhance comparability and provide a more stable view of performance over time, NFFO reflects a $9.5 million adjustment this quarter to arrive at total share-based compensation expense using grant date fair value for all awards (including cash-settled awards) of $8.1 million.

(B)	Includes revenue accrued during the period but not received in cash, such as deferred rent, payment-in-kind (“PIK”) interest or other accruals.
(C)	Includes cash received to satisfy previously accrued non-cash revenue, such as the cash receipt of previously deferred rent or PIK interest.